UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2008

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 6, 2008, Baseline Oil & Gas Corp. (the “Company”) failed to pay to the holders of the Company’s 12 1/2 % Senior Secured Notes due 2012 (the “Notes”), (i) the Offer Consideration and (ii) the Consent Fee, each as defined in the Company’s Change of Control Offer to Purchase and Consent Solicitation Statement dated August 8, 2008. Based upon the receipt of valid tenders and consents from holders of 100% of the outstanding Notes ($115 million aggregate principal amount), the Company was required to pay $116.15 million in connection with the Offer Consideration and $2.3 million for the Consent Fee. By virtue of such non-payment, the Company is in default of the Indenture governing the Notes, as well as its senior credit facility. The Company is in advanced negotiations with the holders of a substantial majority of the Notes and its senior lender to seek, among other things, a waiver of such default and an extension of the payment date. There can be no assurances that the Company will be successful in its efforts to obtain any such waiver and extension.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2008	Baseline Oil & Gas Corp.

	By:	/s/ Patrick H. McGarey
Name: Patrick H. McGarey Title: Chief Financial Officer